LIBERTY SILVER CORP.

STOCK OPTION AGREEMENT

This Stock Option Agreement (the “Agreement”) dated December 6, 2010 between Liberty Silver Corp., a Nevada corporation (the “Company”), with its principal office at 675 Sierra Rose Drive, Suite #112, Reno, Nevada 89511 and W. Thomas Hodgson (“Optionee”).

1.

Grant of Option.  The Company hereby grants to Optionee effective as of December 6, 2010 (“Grant Date”), the right and option (“Option”) to purchase from the Company, for a price equal to $.75 per share (the “Exercise Price”), up to three hundred thousand (300,000) shares of the Company’s common stock (“Shares”), as a nonqualified stock option (“Option”), which Option shall be subject to the applicable terms and conditions set forth below.

2.

Terms and Conditions of Option.  The Option evidenced by this Agreement is subject to the following terms and conditions, as well as the terms and conditions of Section 3 hereof.

a.

Exercise Price.  The Exercise Price is $.75 per Share.

b.

Term of Option.  The term over which the Option may be exercised shall commence on the Grant Date and, subject to the provisions of Section 3(b) below, shall terminate 5 years thereafter.

c.

Exercisability of Option.  The Option shall be fully exercisable with respect all of the Shares at any time after the Grant Date and prior to expiration in accordance with the terms hereof.

3.

Additional Terms and Conditions.

a.

Exercise of Option; Payments for Shares.  An Option may be exercised from time to time with respect to all or any portion of the number of Shares with respect to which the Option has become exercisable, in whole or in part, by written notice to the Company at the Company’s then principal office, substantially in the form of Exhibit A attached hereto. Any notice of exercise of the Option shall be accompanied by payment of the full Exercise Price for the Shares being purchased by certified or bank check, or other form of immediately available funds, payable to the order of Liberty Silver, Corp.  The Option shall not be exercised for any fractional Shares and no fractional Shares shall be issued or delivered.  The date of actual receipt by the Company of the notice of exercise shall be treated as the date of exercise of the Option for the Shares being purchased.

b.

Termination of Option.  If Optionee’s employment with the Company terminates, the Option shall continue to be exercisable, to the extent it is exercisable on the date such employment terminated, for ninety (90) days after such termination, but in no event after the date the Option otherwise terminates.  However if Optionee’s employment (i) terminates because of Optionee’s death or disability, (ii) is terminated by the Company  without cause or for good reason, or (iii) is voluntarily terminated by Optionee, the Option shall continue to be exercisable, to the extent it is exercisable on the date such employment terminated, for twelve (12) months after such termination, but in no event after the date the Option otherwise terminates.

c.

 Continued Employment.  The Option granted hereunder shall confer no right on Optionee to continue in the employ of the Company, or limit in any respect the right of the Company (in the absence of a specific agreement to the contrary) to terminate Optionee’s employment at any time.

d.

Issuance of Shares; Registration; Withholding Taxes.  As soon as practicable after the exercise date of the Option, the Company shall cause to be issued and delivered to Optionee, or for the Optionee’s account, a certificate or certificates for the Option Shares purchased.  The Company may postpone the issuance or delivery of the Shares until (i) the receipt by the Company of such written representations or other documentation as the Company deems necessary to establish compliance with all applicable laws, rules and regulations, including applicable federal and state securities laws and listing requirements, if any; and (ii) the payment to the Company, upon its demand, of any amount requested by the Company to satisfy any federal, state or other governmental withholding tax requirements related to the exercise of the Option.  Optionee shall comply with any and all legal requirements relating to Optionee’s resale or other disposition of any Shares acquired under this Agreement.

e.

Nontransferability of Options.  The Option and this Agreement shall not be assignable or transferable by Optionee other than by will or by the laws of descent and distribution.  During Optionee’s lifetime, the Option and all rights of Optionee under this Agreement may be exercised only by Optionee (or by his guardian or legal representative).  If the Option is exercised after Optionee’s death, the Company may require evidence reasonably satisfactory to it of the appointment and qualification of Optionee’s personal representatives and their authority and of the right of any heir or distributee to exercise the Option.

f.

Option is Nonqualified Stock Option.  The Option granted hereunder is intended to constitute a nonqualified stock option which is not an “incentive stock option”, as that term is defined in Section 422 of the Internal Revenue Code of 1986, as amended.

4.

Changes in Capitalization; Reorganization.

a.

Adjustments.  The number of Shares subject to the Option, and the Exercise Price shall be adjusted proportionately for any increase or decrease in the number of issued shares of Common Stock by reason of stock dividends, split-ups, recapitalizations or other capital adjustments.  Notwithstanding the foregoing, (i) no adjustment shall be made, unless the Company determines otherwise, if the aggregate effect of all such increases and decreases occurring in any fiscal year is to increase or decrease the number of issued shares by less than five percent (5%); (ii) any right to purchase fractional shares resulting from any such adjustment shall be eliminated; and (iii) the terms of this Section 4(a) are subject to the terms of Section 4(b) below.

b.

Corporate Transactions.  In the event of (i) a dissolution or liquidation of the Company, (ii) merger, consolidation or reorganization of the Company in which the Company is not the surviving corporation, (iii) merger,  consolidation or reorganization in which the Company is the surviving corporation but after which the shareholders cease to own their shares in the Company, (iv) the sale of substantially all of the assets of the Company, or (v) the acquisition, sale, or transfer of more than fifty percent (50%) of the outstanding shares of the Company (herein referring to (i) through (v) as “Corporate Transaction”), or (iv) the Board of Directors of the Company proposes that the Company enter into a Corporate Transaction, then the Company may in its discretion take any or all of the following actions: (i) by written notice to Optionee, provide that the Option shall be terminated unless exercised within thirty (30) days (or such longer period as the Company shall determine its discretion) after the date of such notice; and (ii) accelerate the dates upon which any or all outstanding Options granted to Optionee shall be exercisable.

Whenever deemed appropriate by the Company, any action referred to in this Section 4(b) may be made conditional upon the consummation of the applicable Corporate Transaction.

c.

Company Determination.  Any adjustments or other action pursuant to this Section 4 shall be made by the Company, and the Company’s determination as to what adjustments shall be made or actions taken, and the extent thereof, shall be final and binding.

5.

No Rights as Shareholder.  Optionee shall acquire none of the rights of a shareholder of the Company with respect to the Shares until a certificate for the shares is issued to Optionee upon the exercise of the Option.  Except as otherwise provided in Section 4 above, no adjustments shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such certificate is issued.

6.

Legends. All certificates representing the Shares acquired pursuant to the Option may be issued with or without a restrictive legend as counsel to the Company deems appropriate to assure compliance with applicable law.  All certificates evidencing Shares purchased under this Agreement in an unregistered transaction shall bear the following legend (and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law):

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR

OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing Shares purchased under this Agreement is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but without such legend.

7.

Notices.  Any notice or other communication made in connection with this Agreement shall be deemed duly given when delivered in person or mailed by certified or registered mail, return receipt requested, to Optionee at Optionee’s address listed above or such other address of which Optionee shall have advised the Company by similar notice, or to the Company at its then principal office, to the attention of the Company.

8.

Miscellaneous.  This Agreement sets forth the parties’ final and entire agreement with respect to the subject matter hereof, may not be changed or terminated orally and shall be governed by and shall be construed in accordance with the laws of the State of Nevada applicable to contracts made and to be performed in Nevada. This Agreement shall bind and benefit Optionee, the heirs, distributees and personal representative of Optionee, and the Company and its successors and assigns.

IN WITNESS WHEREOF, the parties have duly executed this Stock Option Agreement on the date first above written.

LIBERTY SILVER CORP. /s/ John Pulos, CFO ____________________________________ By: John Pulos Title: Chief Financial Officer	OPTIONEE /s/ W. Thomas Hodgson _________________________________ W. Thomas Hodgson, Individually

EXHIBIT A

________________[Date]

Liberty Silver, Corp.

675 Sierra Rose Drive, Suite #112,

Reno, Nevada 89511

Dear Sir/Madam:

Pursuant to the provisions of the Liberty Silver, Corp. Stock Option Agreement, dated

__________,  (the “Option Agreement”), whereby you have granted me the Option to purchase up to ________ shares of common stock of Liberty Silver, Corp. (the “Company”), I hereby notify you that I elect to exercise my option to purchase ________ of the shares covered by the Option at a price of  $______ per share in accordance with the Option Agreement.  I am delivering to you payment in the amount of $______, in the form of a certified or bank check, or other form of immediately available funds, payable to the order of Liberty Silver, Corp., in full payment of purchase price for the  for the shares being purchased hereby.

The undersigned hereby agrees to provide the Company, prior to the receipt of the shares being purchased hereby, with such representations or certifications or payments that the Company may require pursuant to the terms of the Option Agreement.

Sincerely,

Address:

(For notices, reports, dividend checks and communications to shareholders.)